Exhibt 10.14
AMENDMENT NO. 3 TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This AMENDMENT NO. 3 TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Amendment”) is hereby adopted by Savings Institute Bank and Trust Company (the “Bank”) on February __, 2016.

WHEREAS, the Bank adopted the Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan, as amended and restated effective December 20, 2006 (the “Plan”); and

WHEREAS, the Plan, a non-qualified deferred compensation plan, was adopted with the intention that it will comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Bank has determined that certain documentary provisions of the Plan may contain a Code Section 409A deficiency and desires to correct such deficiency by amending the Plan in accordance with the requirements of Internal Revenue Service Notice 2010-6; 2010-3 I.R.B. 275 (10/5/2010).

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Plan is hereby amended as follows:
1. Amendment to Section 3.5 of the Plan. Section 3.5 of the Plan is hereby amended and restated as follows:
“3.5    Change in Control Benefit. If a Participant has a Separation from Service (as defined in accordance with Section 3.2) with the Bank following a Change in Control (as such event is defined under Section 409A of the Code and the regulatory guidelines issued thereunder) (other than for Cause), there shall be paid to the Participant an amount equal to the benefit set forth in Section 3.1 determined as if the Participant retired as of the Change in Control date and without regard to whether the Participant attained his or her Normal Retirement Age as of said date. The benefit under this Section 3.5 to the Participant shall commence not later than 60 days following the Participant’s Separation from Service and shall be paid in the form of a single life annuity with 15 annual payments guaranteed.”
2.    Amendment to Section 6.8 of the Plan. Paragraph D is hereby added to Section 6.8 of the Plan to read as follows:
“D.    Notwithstanding anything in the Plan to the contrary, the Bank (or any successor) may terminate the Plan by irrevocable action within the 30 days preceding, or 12 months following, a Change in Control, provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the irrevocable termination of the arrangements. For these purposes, “Change in Control” shall be defined in accordance with the Treasury Regulations under Code Section 409A. The Participant’s benefit

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payable under this paragraph D shall equal the actuarial equivalent lump sum present value of the Participant’s benefit set forth in Section 3.l determined as if the Participant retired as of the Change in Control date and without regard whether the Participant attained his or her Normal Retirement Age as of said date.”
3.    Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Plan except as otherwise expressly provided in this Amendment.
4.    Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Plan shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Bank and Participants have executed this Amendment as of the day and year first written above.
SAVINGS INSTITUTE BANK AND TRUST COMPANY

By:
Name:
Title:

PARTICIPANTS

Rheo A. Brouillard

Laurie L. Gervais

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